UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

HARLEY-DAVIDSON, INC.
(Name of Registrant as Specified In Its Charter)

H PARTNERS MANAGEMENT, LLC REHAN JAFFER
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

H PARTNERS MANAGEMENT, LLC

APRIL 28, 2025

Dear Fellow Harley-Davidson Shareholder:

H Partners Management, LLC (together with a certain affiliate, “H Partners” or “we”) is the beneficial owner of an aggregate of 11,300,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Harley-Davidson, Inc., a Wisconsin corporation (“Harley-Davidson”, “HOG” or the “Company”), representing approximately 9.1% of the outstanding shares of Common Stock, making us one of the Company’s largest shareholders. We are long-term shareholders who have held shares of Harley-Davidson since 2020 and believe in the vast potential of this iconic American brand. However, due to mismanagement and poor execution under the leadership of an insular and entrenched board of directors (the “Board”), we believe the Company is currently significantly undervalued and is not being run in a manner consistent with shareholders’ best interests.

For the reasons set forth in the attached Proxy Statement, we believe immediate leadership change is required at Harley-Davidson to address (i) the Company’s poor performance, execution, governance and executive compensation practices, (ii) the Company’s cultural misalignment with key stakeholders under the current leadership, and (iii) the lack of accountability that appears to be running rampant within the boardroom. We are deeply concerned by the Board’s unwillingness to date to hold the Company’s Chairman and Chief Executive Officer, Jochen Zeitz, accountable for his repeated strategic execution failures, severe underperformance, and alienation of the Company’s key stakeholders, including both dealers and customers. Also deeply concerning to us is that Chairman Zeitz and two of the Company’s longest tenured directors, Presiding Director Norman Thomas Linebarger and Sara Levinson, appear to be entrenched and exerting undue influence over the Board. We have previously attempted to engage privately with the Board to address our many concerns. Unfortunately, however, the Board has been unwilling to embrace the level of change that we believe is required to put the Company on the right path towards shareholder value creation.

Since many of the severe issues and concerns that have compelled us to initiate a proxy campaign at Harley-Davidson only culminated after the nomination deadline for the Company’s 2025 annual meeting of shareholders had passed, we were left with no choice but to conduct this campaign seeking support from our fellow shareholders to vote against the election of certain of the Company’s directors who we believe to be most responsible for the Company’s poor performance and lack of accountability.

In fact, H Partners has experience utilizing such a withhold-type proxy contest as a referendum on failed leadership and as a tool to drive significant board reconstitution. In 2015, H Partners successfully solicited the stockholders of Tempur Sealy International, Inc. (“Tempur Sealy”) (n/k/a Somnigroup International, Inc.) to vote against the election of three directors at Tempur Sealy's 2015 Annual Meeting of Stockholders, with the three targeted directors receiving “against” votes representing 77%, 86%, and 90% of the votes cast. Directly following Tempur Sealy’s 2015 Annual Meeting of Stockholders, H Partners and Tempur Sealy reached an agreement calling for the immediate termination of the CEO, the resignation of the three targeted directors, board representation for H Partners plus one additional director recommended by H Partners, and an H Partners representative leading the CEO search, among other things. While we had hoped to avoid taking such dire actions at HOG, the Board’s unwillingness to address the systemic issues plaguing the Company has compelled us to take our concerns directly to shareholders.

In addition, while we acknowledge that our representative, Jared Dourdeville, served on the Board from February 2022 until recently, he was only one member on a Board that included between eight and nine other members during his tenure. As such, his ability to influence the Board was severely limited, an issue exacerbated by the outsized influence that Messrs. Linebarger and Zeitz exhibited over just about every Board topic or matter during his tenure.

We are therefore seeking your support to vote WITHHOLD on the re-election of Jochen Zeitz, Norman Thomas Linebarger and Sara Levinson as directors at the Company’s upcoming annual meeting of shareholders scheduled to be held virtually (via live audio webcast) on May 14, 2025 at 3:00 p.m., Central Daylight Time, at www.virtualshareholdermeeting.com/HOG2025 (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”). By voting WITHHOLD on the re-election of Jochen Zeitz, as Chief Executive Officer of the Company and Chairman of the Board, Norman Thomas Linebarger, as Presiding Director, and Sara Levinson, as the Company’s longest-tenured director, the three directors whom we believe are most responsible for the Company’s poor execution and performance, shareholders will be sending a strong message to the Board that they are dissatisfied with the status quo and that meaningful change is required.

Shareholders have an important opportunity to have their voices heard at the upcoming Annual Meeting, and our proxy solicitation is a platform for shareholders to express their views regarding Harley-Davidson and influence the Board with respect to any decisions regarding Board composition, CEO-level change, strategic transactions and accountability at the Company.

We note that the election of directors at the Annual Meeting requires that the number of votes cast “for” each director nominee’s election must exceed 50% of the total number of votes cast with respect to that director nominee’s election for shareholders to elect such director nominee. Importantly, the Company has a director resignation policy in place for uncontested elections. According to the policy, if an incumbent director is not elected, such incumbent director must tender their resignation to the Chairman of the Board promptly following certification of the shareholder vote. The incumbent director’s tendered resignation letter shall become effective sixty (60) days after the election vote is certified unless the reviewing directors decide to reject the resignation; the reviewing directors shall accept a tendered resignation unless they determine that there is a compelling reason or reasons to not accept the resignation, which the Company must disclose. In addition, when a director whose resignation is rejected remains on the Board as a holdover director but fails to be re-elected at the next election of directors, their tendered resignation will be automatically effective thirty (30) days after the certification of the election vote, with no ability to reject the tendered resignation. If our proxy solicitation results in any directors failing to be elected, then we believe it would clearly be inappropriate for any such director to continue to serve on the Board, and the failure of the Board to promptly accept any such tendered resignations that may result from the Annual Meeting would be an egregious violation of proper corporate governance, and in direct opposition to a clear shareholder directive.

Our interests are fully aligned with the interests of all HOG shareholders, and we believe there is significant value to be realized at HOG. However, it has become clear to us that this value may never be realized under the leadership of Mr. Zeitz, Mr. Linebarger and Ms. Levinson. Accordingly, we strongly believe that the Board must be meaningfully reconstituted; Mr. Zeitz must immediately resign as CEO; and a new permanent, external CEO must be appointed, because the status quo is unacceptable. We are deeply concerned that if the Board – as currently constituted – were to select the new permanent CEO, there will be a continuation of the Company’s current strategic direction and further destruction of significant shareholder value.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by voting via the Internet, via the phone or by signing, dating and returning the enclosed BLUE proxy card today. The attached Proxy Statement and the enclosed BLUE proxy card are first being furnished to the shareholders on or about April 28, 2025.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning the enclosed BLUE proxy card or by voting virtually at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Saratoga Proxy Consulting LLC, which is assisting us, at its address and toll-free numbers listed on the following page.

Thank you for your support,

/s/ Rehan Jaffer

Rehan Jaffer
H Partners Management, LLC

If you have any questions, require assistance in voting your BLUE proxy card,

or need additional copies of H Partners’ proxy materials,

please contact Saratoga at the phone numbers listed below.

Shareholders call toll-free at (888) 368-0379

Email: info@saratogaproxy.com

2025 ANNUAL MEETING OF SHAREHOLDERS
OF

HARLEY-DAVIDSON, INC.
_________________________

PROXY STATEMENT
OF
H PARTNERS MANAGEMENT, LLC
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD TODAY

H Partners Management, LLC (“H Partners Management”) and Rehan Jaffer (together with H Partners Management, “H Partners” or “we”) are significant shareholders of Harley-Davidson, Inc., a Wisconsin corporation (“Harley-Davidson”, “HOG” or the “Company”), beneficially owning approximately 9.1% of the outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company. We believe that shareholders must send a strong message to the Company’s board of directors (the “Board”) that they do not approve of the Company’s current trajectory or management’s and the Board’s stewardship and oversight of the Company. To that end, we are seeking your support at the Company’s 2025 annual meeting of shareholders scheduled to be held virtually (via live audio webcast) on May 14, 2025 at 3:00 p.m., Central Daylight Time, at www.virtualshareholdermeeting.com/HOG2025 (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), to vote WITHHOLD on the election of Jochen Zeitz, Norman Thomas Linebarger and Sara Levinson to the Company’s Board. This Proxy Statement and the enclosed BLUE proxy card are first being mailed to shareholders on or about April 28, 2025.

In addition, our BLUE proxy card will also allow shareholders to vote on the following proposals that are being presented by the Company for shareholder consideration at the Annual Meeting:

•	The Company’s proposal to approve, by advisory vote, the compensation of the Company’s named executive officers;
•	The Company’s proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and
•	The Company’s proposal to approve the Harley-Davidson, Inc. 2025 Director Stock Plan.

Shareholders may also transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

As of the date hereof, H Partners Management and Mr. Jaffer (each, a “Participant”, and collectively, the “Participants”) beneficially own 11,300,000 shares of Common Stock (the “H Partners Shares”). We intend to vote the H Partners Shares “WITHHOLD” on the election of Jochen Zeitz, Norman Thomas Linebarger and Sara Levinson (collectively, the “Opposed Company Nominees”) and “FOR” the election of the remaining Company director nominees up for election at the Annual Meeting (other than Mr. Dourdeville, who resigned from the Board after the Company filed its proxy statement in connection with the Annual Meeting) (collectively, the “Unopposed Company Nominees”, and together with the “Opposed Company Nominees”, the “Company Nominees”), “ABSTAIN” on the Company’s proposal to approve, by advisory vote, the compensation of the Company’s named executive officers, “FOR” the Company’s proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and “ABSTAIN” on the Company’s proposal to approve the Harley-Davidson, Inc. 2025 Director Stock Plan, as described herein.

By voting WITHHOLD on the election of Jochen Zeitz, as CEO and Chairman of the Board, Norman Thomas Linebarger, as Presiding Director, and Sara Levinson, as a 29-year director, we believe shareholders will be sending a strong message to the Board that they are dissatisfied with the status quo. Accordingly, we are urging you to vote WITHHOLD on the election of Jochen Zeitz, Norman Thomas Linebarger and Sara Levinson as directors at the Annual Meeting.

The enclosed Proxy Statement and BLUE proxy card includes the ability to vote for all the Company Nominees, including Troy Alstead, James Duncan Farley, Jr., Lori Flees, Allan Golston, Sara Levinson, Norman Thomas Linebarger, Rafeh Masood, Maryrose Sylvester and Jochen Zeitz. Please note, however, that the Company Nominees are not the nominees of H Partners, and, accordingly, they are not participants in this solicitation. We can provide no assurance that any of the Company Nominees will serve as directors if elected.

The Company has disclosed that the Annual Meeting will be held in a virtual format only. Accordingly, there is no physical location for the Annual Meeting. For further information on how to attend and vote virtually at the Annual Meeting and by proxy, please see the “VOTING AND PROXY PROCEDURES” and “VIRTUAL MEETING” sections of this Proxy Statement.

The Company has set the close of business on March 6, 2025 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). The mailing address of the principal executive offices of the Company is 3700 West Juneau Avenue, Milwaukee, Wisconsin 53208. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were 123,703,389 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed BLUE proxy card today.

IF YOU MARK FEWER THAN A TOTAL OF NINE (9) “FOR” OR “WITHHOLD” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, OUR BLUE PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED “WITHHOLD” ON ANY UNMARKED OPPOSED COMPANY NOMINEES AND “FOR” ANY UNMARKED UNOPPOSED COMPANY NOMINEES.

THIS SOLICITATION IS BEING MADE BY H PARTNERS AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH H PARTNERS IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED BLUE PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

H PARTNERS URGES YOU TO VOTE VIA THE INTERNET, VIA THE PHONE OR BY SIGNING, DATING AND RETURNING THE BLUE PROXY CARD TO VOTE WITHOLD ON THE ELECTION OF JOCHEN ZEITZ, NORMAN THOMAS LINEBARGER AND SARA LEVINSON TO THE BOARD AT THE ANNUAL MEETING.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING VIRTUALLY AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our BLUE proxy card are available at

www.FreeTheEagle.com

IMPORTANT

Your vote is important, no matter how many shares of Common Stock you own. H Partners urges you to sign, date, and return the enclosed BLUE proxy card today to vote WITHHOLD on the election of Jochen Zeitz, Norman Thomas Linebarger and Sara Levinson to the Board and in accordance with H Partners’ recommendations on the other proposals on the agenda for the Annual Meeting.

•

If your shares of Common Stock are registered in your own name, please vote (i) through the internet at www.cesvote.com any time prior to 12:00 p.m., Eastern Daylight Time, on May 14, 2025, and following the instructions on the enclosed BLUE proxy card, (ii) by telephone from the United States, by calling (888) 693-8683 at any time prior to 12:00 p.m., Eastern Daylight Time, on May 14, 2025, or (iii) by signing and dating the enclosed BLUE proxy card and returning it to H Partners, c/o Saratoga Proxy Consulting LLC (“Saratoga”), in the enclosed postage-paid envelope today.

•

If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a BLUE voting instruction form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

•

Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed BLUE voting instruction form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed BLUE voting instruction form.

•

You may vote your shares virtually at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your BLUE proxy card via the Internet or by mail by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Please make certain that the latest dated proxy card you return is the BLUE proxy card.

If you have any questions, require assistance in voting your BLUE proxy card,

or need additional copies of H Partners’ proxy materials,

please contact Saratoga at the phone numbers listed below.

520 8th Avenue, 14th Floor

New York, NY 10018

(212) 257-1311

Shareholders call toll-free at (888) 368-0379
Email: info@saratogaproxy.com

BACKGROUND TO THE SOLICITATION

The following is a chronology of events leading up to this proxy solicitation:

•	H Partners is a long-term shareholder of the Company, having first invested in Harley-Davidson in 2020. On December 16, 2021, H Partners filed a Schedule 13D with the SEC disclosing it had been closely monitoring developments at the Company and was, at the time, supportive of the Company’s management and strategic direction; however, H Partners noted its concerns regarding certain features of the Company’s executive compensation structure, corporate governance practices and Board composition.

•	On February 2, 2022, H Partners entered into a cooperation agreement with the Company, pursuant to which, among other things, the Company agreed to appoint Jared Dourdeville, a Partner at H Partners Management, to the Board and certain committees of the Board, including the Nominating and Corporate Governance and the Human Resources Committees. Mr. Dourdeville was elected by the Company’s shareholders to continue serving on the Board at each of the Company’s 2022, 2023 and 2024 annual meetings of shareholders.

•	On July 23, 2024, Rehan Jaffer, Managing Partner of H Partners, and other representatives of H Partners met with Harley-Davidson CEO Jochen Zeitz in Milwaukee, Wisconsin to discuss the Company’s deteriorating sales trends. Mr. Jaffer and the H Partners team pressed Mr. Zeitz to share his views on the Company’s marketing strategy, the execution and performance of the commercial team, and dealer inventory levels, among other matters. Mr. Zeitz acknowledged the weak sales trends but stated that he was pleased with the Company's strategy and execution, and blamed the Company’s weak sales trends almost exclusively on macroeconomic issues. Mr. Zeitz stated that he remained committed to seeing the Company through this difficult period.

•	As discussed in the Company’s Current Report on Form 8-K filed with the SEC on April 10, 2025 (as amended on April 15, 2025) and the exhibits attached thereto (collectively, the “April 8-K”), from August 1, 2024, to August 20, 2024, as a campaign against Harley-Davidson by political activist Robby Starbuck gained significant media traction, Mr. Dourdeville raised certain concerns with his fellow Board members, including Chairman and CEO Zeitz and Presiding Director Linebarger. Mr. Dourdeville’s concerns included the minimal and delayed communication from Board leadership regarding the campaign, stakeholder perception that the Company was providing inadequate communications support, the fact that individual Board members had begun to be targeted, the lack of access to management to discuss the effects of the campaign, potential impact on the Company’s sales trends, and the Company’s complacency and lack of urgency in responding to the situation. Mr. Zeitz and Mr. Linebarger continuously and explicitly rebuffed Mr. Dourdeville’s attempts to engage on these concerns.

•	As discussed in the April 8-K, on September 4 - 5, 2024, at a meeting of the Board, Mr. Linebarger informed the Board that he intended to step down from the Board as early as December 2024 and no later than the Annual Meeting.

•	On September 21, 2024, Mr. Jaffer met with Mr. Zeitz and Mr. Linebarger in Santa Monica, CA, the location of their choosing. During this meeting, Mr. Jaffer inquired about Mr. Zeitz’s long-term commitment to the Company. Mr. Zeitz informed Mr. Jaffer that he intended to retire as Harley-Davidson’s CEO in July 2025 and that Mr. Zeitz planned to orchestrate the succession of Harley-Davidson’s CFO, Jonathan Root, to the CEO role in order to ensure the continuation of Mr. Zeitz’s Hardwire strategy. In addition, Mr. Zeitz indicated his intention to become the Company’s Executive Chairman upon transitioning from the CEO role. Upon hearing this, Mr. Jaffer told Mr. Zeitz that the Company needed an active leader on the ground to see the business through this difficult period, and that if he was no longer committed to being the long-term CEO of the Company, then he should immediately resign as CEO. Mr. Zeitz abruptly arose and exited the meeting at this point. Following Mr. Zeitz’s departure, Mr. Jaffer requested to Mr. Linebarger that the Company initiate a CEO search process immediately. Mr. Linebarger refused, citing his personal promise to Mr. Zeitz to delay the search process until January 2025. Mr. Linebarger did agree to meet any CEO candidates H Partners put forward.

•	On October 11, 2024, in light of Mr. Zeitz’s stated plan to depart as the Harley-Davidson CEO and broader concerns about the state of the Harley-Davidson business, Mr. Jaffer called Mr. Linebarger to request an in-person meeting with the Harley-Davidson leadership team and the H Partners investment team in Milwaukee, Wisconsin.

•	On October 30, 2024, the H Partners investment team met with Mr. Zeitz and other members of senior leadership in Milwaukee, Wisconsin. During the meeting, members of the H Partners investment team voiced concerns about the elevated inventory levels in the Company’s dealer network and potential ways to address this issue, as well as concerns about the Company’s lack of a viable entry level product and potential ways to address this gap.

•	As discussed in the April 8-K, on December 4-5, 2024, in the executive sessions of scheduled Board meetings, Mr. Dourdeville voiced concern about the Company’s performance and shared his belief that Mr. Zeitz should be terminated as CEO immediately. Mr. Dourdeville also voiced his frustration that the CEO search process had not yet begun and reiterated that it should begin immediately. During these executive sessions, Mr. Dourdeville and all of the other independent Board members supported the appointment of a new Presiding Director.

•	On December 6, 2024, Mr. Linebarger met in person with Mr. Jaffer and other members of the H Partners investment team. During the meeting, members of H Partners requested that the CEO search be pursued with urgency, in light of the ongoing crisis at the Company, and presented a CEO candidate who previously delivered significant value creation at a public company in a relevant industry. Mr. Linebarger vehemently disagreed with the characterization that the Company was in a crisis – saying that there was just a lot of noise from a few disgruntled dealers. Mr. Linebarger also refused to accelerate the start of a CEO search process and told Mr. Jaffer that if he disagreed, that Mr. Jaffer should “run a proxy fight against me”. Mr. Linebarger did agree to meet the candidate that H Partners presented. Following the discussion, members of the H Partners team introduced the candidate, to Mr. Linebarger in H Partners' office, and left the candidate and Mr. Linebarger so they could speak privately. Before Mr. Linebarger departed from H Partners’ offices, Mr. Dourdeville reiterated his view to Mr. Linebarger that Ms. Levinson should not stand for re-election at the Annual Meeting in light of her 29-year board tenure and the fact that a new Board member would be joining the Board at the Annual Meeting, creating the opportunity for a smooth transition.

•	As discussed in the April 8-K, on February 13, 2025, during a Board Meeting, the search committee presented updates to the Board, and there was extensive discussion of one potential candidate in particular.

•	On or about March 1, 2025, Mr. Linebarger had a call with Mr. Jaffer. On the call Mr. Linebarger encouraged Mr. Jaffer to seriously consider CFO Jonathan Root as the next CEO of Harley-Davidson. Mr. Jaffer expressed his view that the Company’s trajectory was concerning and that the next CEO should be an external candidate.

•	As discussed in the April 8-K, on March 26, 2025, the Board conducted final round interviews for three CEO candidates.

•	As discussed in the April 8-K, on March 28, 2025, the Board met to consider three CEO candidates, among other things. Although three of the four members of the CEO search committee voted to extend an offer to the CEO candidate brought forward by H Partners, the Board ultimately voted 4-4 on his candidacy.

•	As discussed in the April 8-K, on April 1, 2025, Mr. Dourdeville sent a letter to the Board of Directors describing his concerns about the Company’s culture, performance, policies, practices, governance and succession planning and asked for the immediate resignation of Chairman and CEO Zeitz, Presiding Director Linebarger, and long-tenured Board member Sara Levinson. Mr. Dourdeville requested a response to his letter by 5:00pm EDT on April 3, 2025. Mr. Dourdeville chose this date in an attempt to keep the matter private given his understanding that the Company intended to file its proxy statement for the Annual Meeting on April 4, 2025. Mr. Dourdeville also indicated that he would be compelled to resign from the Board if his concerns continued to go unaddressed by the Board.

•	On April 3, 2025, Harley-Davidson filed its definitive proxy statement in connection with the Annual Meeting, ahead of the previously planned release date of April 4, 2025.

•	As discussed in the April 8-K, on April 5, 2025, given that no attempts had yet been made by the Board to address Mr. Dourdeville’s letter of April 1, 2025, and the apparent gamesmanship regarding the timing of the filing of the Company’s proxy statement, Mr. Dourdeville delivered a letter to the Board pursuant to which he formally resigned from the Board, effective immediately. In the letter, Mr. Dourdeville also reiterated a number of his concerns from his April 1, 2025 letter.

•	On April 7, 2025, Mr. Jaffer and Mr. Dourdeville had a video call with Directors Troy Alstead and Allan Golston. Mr. Jaffer and Mr. Dourdeville reiterated certain of the concerns shared in Mr. Dourdeville’s letter dated April 1, 2025, and expanded upon their view that a small group of entrenched legacy directors were making decisions outside of proper governance structures. Mr. Jaffer discussed with Mr. Alstead and Mr. Golston why there was not a new Presiding Director disclosed in the Company’s proxy statement following the Board deliberations at the December 4-5, 2024 Board meeting. Mr. Jaffer and Mr. Dourdeville reiterated the request that Mr. Zeitz, Mr. Linebarger and Ms. Levinson immediately resign from the Board, and that Mr. Zeitz be replaced as CEO on a short-term, interim basis by CFO Jonathan Root, until a permanent external CEO is appointed. Mr. Alstead and Mr. Golston agreed to take this feedback to the Board and follow up with the Board’s response. Mr. Jaffer and Mr. Dourdeville indicated again that they would strongly prefer to resolve these matters privately.

•	On April 8, 2025, Mr. Jaffer and Mr. Dourdeville had a call with Mr. Alstead and Mr. Golston. Mr. Alstead told Mr. Jaffer and Mr. Dourdeville that the Board believed that the current path was correct and had decided to move forward with Mr. Zeitz as CEO and Chair, Mr. Linebarger as Presiding Director, and with Ms. Levinson as Director for the time being, and that all three would stand for re-election at the Annual Meeting.

•	On April 9, 2025, H Partners filed an amendment to its Schedule 13D, which included a redacted version of the resignation letter delivered by Mr. Dourdeville on April 5, 2025.

•	On April 10, 2025, the Company filed the April 8-K disclosing Mr. Dourdeville’s resignation. The April 8-K included a number of inaccurate statements regarding Mr. Dourdeville’s engagement with the Board and attached the redacted version of Mr. Dourdeville’s resignation letter as an Exhibit. Later that day, Paul Krause, Chief Legal Officer, Chief Compliance Officer, and Corporate Secretary of the Company, sent an email with a copy of the 8-K pursuant to Item 5.02(a)(3) of Form 8-K. Mr. Dourdeville responded to Mr. Krause’s email and indicated that he was preparing a response to the Company’s Form 8-K as promptly as possible disagreeing with certain of the statements made by the Company in the 8-K, as is permitted under Item 5.02(a)(3) of Form 8-K.

•	On April 11, 2025, Mr. Dourdeville sent a letter refuting certain inaccurate and misleading statements in the Company's 8-K filing pursuant to Item 5.02(a)(3) of Form 8-K.

•	On April 15, 2025, the Company filed an amended Form 8-K attaching Mr. Dourdeville’s Aprill 11, 2025 letter as an exhibit pursuant Item 5.02(a)(3) of Form 8-K.

•	On April 16, 2025, H Partners filed its preliminary proxy statement in connection with the Annual Meeting. H Partners also filed an amendment to its Schedule 13D disclosing, among other things, the filing of its preliminary proxy statement.
•	On April 21, 2025, the Company filed a supplement to its definitive proxy statement in connection with the Annual Meeting.

•	On April 28, 2025, H Partners filed this definitive proxy statement in connection with the Annual Meeting.

REASONS FOR THE SOLICITATION

WE BELIEVE IT IS TIME FOR MANAGEMENT AND CERTAIN MEMBERS OF THE BOARD TO BE HELD ACCOUNTABLE FOR HARLEY-DAVIDSON’S POOR PERFORMANCE AND SUBSTANTIAL SHAREHOLDER VALUE DESTRUCTION

We are long-term shareholders of the Company, having held shares of Harley-Davidson since 2020. In December 2021, H Partners disclosed in a Schedule 13D that it had been closely monitoring developments at the Company, and was supportive of the Company’s management and strategic direction, but had concerns regarding the Company’s executive compensation, corporate governance, and Board composition. In 2022, an H Partners representative, Jared Dourdeville, joined the Company’s Board of Directors (the “Board”), as part of a cooperation agreement with the Company. Since then, we have made every effort to work constructively and collaboratively to support Harley-Davidson.

However, over the last year, it has become increasingly apparent to us that there have been major execution issues, that the CEO and Presiding Director have not been fully transparent with the entire Board, and that excessively long-tenured board members were insulating the CEO from being held accountable for poor performance.

Although he voiced concerns with increasing frequency in the past year, our board representative was only one member on a Board that included between eight and nine members; as such, our representative’s ability to influence the Board was severely limited, and restricted even further by the outsized influence that Messrs. Linebarger and Zeitz exhibited over practically all Board topics or matters. We are also concerned that, after 29 years of service on the Board, Ms. Levinson’s objectivity and independence is questionable.

When it became evident that this entrenched group of long-tenured directors had disproportionate influence on board proceedings, Mr. Dourdeville felt that his ability to meaningfully contribute to the Board was handicapped. After concluding that the Board was not providing appropriate oversight and accountability, Mr. Dourdeville felt compelled to resign due to material disagreements.

At this point, we have lost faith in the Board’s ability to oversee the Company in a manner consistent with the best interests of shareholders. As a result, we do not trust the incumbent Board – which has overseen dramatic shareholder value destruction and failed to hold management accountable for poor performance and execution – to select the new CEO, and believe that the CEO search process currently underway to pick Mr. Zeitz’s replacement should be overseen by a reconstituted Board.

For the reasons detailed below, we believe that substantial change is urgently necessary at both the CEO and Board levels in order to position the Company for long-term success.

Accordingly, we are soliciting shareholders to join us in voting WITHHOLD on the election of three incumbent directors at the Annual Meeting:

1.	Jochen Zeitz – CEO of Harley-Davidson & Chairman of the Board
2.	Norman Thomas Linebarger – Presiding Director of the Board
3.	Sara Levinson – Longest-Tenured Director on the Board

We believe voting WITHHOLD on the election of these individuals will send a strong message to the Board that shareholders are dissatisfied with the Board’s failure to hold management accountable for the Company’s record of poor performance, poor corporate governance, and poor execution, culminating in the destruction of substantial shareholder value. We believe Messrs. Zeitz and Linebarger, as Chairman of the Board and Presiding Director, respectively, should also be held accountable for the failure to execute and oversee the Hardwire Strategic Plan, as described in more detail below.

THE NUMBERS DO NOT LIE: HARLEY-DAVIDSON HAS DELIVERED NEGATIVE TOTAL SHAREHOLDER RETURNS AND SUBSTANTIAL UNDERPERFORMANCE ACROSS KEY TIME HORIZONS

Jochen Zeitz was appointed Chairman and CEO on February 28, 2020, and shortly thereafter, Thomas Linebarger was appointed Presiding Director. One year later, Zeitz launched the “Hardwire Strategic Plan” to reinvigorate the brand and to deliver improved financial performance.

Unfortunately, over every relevant timeframe in the last five years, Harley-Davidson’s Total Shareholder Returns (“TSR”) have substantially underperformed relevant benchmarks, including the S&P 500 Index and the S&P 400 Consumer Discretionary Index. Specifically, since the Hardwire strategy was introduced in February 2021, Harley-Davidson’s TSR has underperformed both the S&P 400 Consumer Discretionary Index1 and the S&P 500 Index by -29% and -67%, respectively.

The introduction of Hardwire Stage II in May 2022 did not improve the situation for shareholders. Since the 2022 Investor Day when CEO Zeitz unveiled details of his updated strategic plan, Harley-Davidson shares have underperformed the S&P 400 Consumer Discretionary Index and the S&P 500 by -48% and -67%, respectively.

We Believe That Poor Execution Has Led to the Failure of the Hardwire Strategic Plan

While we supported CEO Zeitz’s Hardwire Strategic Plan when it was announced in February 2021, the Company’s results demonstrate that the execution of this plan has failed. The plan has not only failed to deliver on its promise of driving profitable growth and shareholder value, as evidenced by the previously mentioned TSR underperformance, but we believe it also failed to deliver on nearly every strategic priority it set out to accomplish.

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1 Harley-Davidson has consistently used TSR of the S&P 400 Consumer Discretionary Index as the relevant benchmark for evaluating pay versus performance since 2023. Source: 2023, 2024 and 2025 Company proxy statements

The Hardwire Plan was rooted in “desirability” and it rested on six pillars,2 none of which we believe have been achieved, as described below:

Hardwire Pillar	Company Initiative[3]	How It’s Going
Profit Focus	• Invested $300 million in new touring, cruiser and trike products to grow these core categories

•  Launch of new products was overshadowed by an oversupply of prior year models, leading to significant discounting[4]

•  Total touring, cruiser and trike shipments have declined by 20% over Zeitz’s tenure[5]

Selective Expansion & Redefinition	• Launched the Pan America, Sportster S and Nightster to grow and develop the Company’s presence in the adventure touring and sport markets

•   Pan America unit sales have declined for the past two years and current annual sales are more than 50% below the product’s initial launch year[6]

•  Sportster S and Nightster have failed to replace the Company’s legacy Sportster as an entry level product – total entry level product sales have declined nearly 75% over Zeitz’s tenure[7]

Lead In Electric	• Grow electric motorcycle business to more than 50,000 units and nearly $900 million in revenue by 2025

•  The Company expects its electric motorcycle subsidiary, LiveWire, to sell 1,000 to 1,500 electric motorcycles and lose $70 to $80 million in 2025[8]

•  LiveWire had its highest 12-month revenue in 2022 ($51 million) and sales have declined ever since[9]

Growth Beyond Bikes	• Grow parts and accessories and apparel revenues • Hired new leadership and opened a creative studio in New York City to develop new apparel	• Parts and accessories and apparel revenues have both declined during Zeitz’s tenure[10] • Both senior hires have left the Company and the New York City studio has been closed
Customer Experience

•  Launched plan for dealers to invest $2 billion to renovate their Harley-Davidson dealerships

•   Created new incentive structures and “invested significant resources” to improve the profitability of the dealer network

•  The Company was forced to restructure the renovation program due to lack of dealer participation and interest

•  Dealer network profitability has been diminished and survey results indicate that current dealer sentiment is near a decade-long low[11]

Inclusive Stakeholder Management	• Sought to build employee culture and community, reduce environmental impact, and drive profitability and shareholder returns

•  The Company’s iconic headquarters has been shuttered and its corporate culture has been depleted by a remote work environment[12]

•  Company operating income has declined and shareholder returns have been negative under Zeitz’s leadership[13]

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2 Harley-Davidson Unveils The Hardwire Five-Year Strategic Plan; Targets Profitable Growth And Brand Desirability, Harley-Davidson, February 2, 2021.

3 Company SEC filings and quarterly and annual earnings announcements.

4 Company SEC filings, quarterly and annual earnings announcements, and H Partners’ primary research.

[5]	Company FY 2024 10-K and FY 2019 10-K.

[6]	Company FY 2024 10-K and FY 2021 10-K.

7 Company FY 2024 10-K and FY 2019 10-K.

[8]	Harley Davidson FY 2025 Guidance released Feb. 5, 2025.

[9]	Company 10-Q and 10-K filings.

10 Company FY 2024 10-K and FY 2019 10-K.

11 Baird Research, April 8, 2025.

12 Harley is Rethinking its Headquarters as CEO Rejects a Return to Office, Bloomberg, Oct. 17, 2022

13 Company filings, Bloomberg

In May 2022, Mr. Zeitz provided long-term guidance in conjunction with Hardwire Stage II, the second phase of his plan to improve the Company’s financial performance. However, three years later, in February 2025, the Company has provided guidance that is considerably lower than the original targets from 2022:

While the Hardwire Strategic Plan was centered on an attempt to increase desirability, it appears that none of Harley-Davidson’s stakeholders have achieved a desirable outcome under the leadership of Jochen Zeitz and Thomas Linebarger.

Mr. Zeitz’s senior leadership team has been a revolving door. It is alarming to note that five of the six senior managers who publicly presented this Hardwire plan at the Company’s 2022 Investor Day are either no longer working for the Company or have already announced their retirement. We have grave concerns over the Company’s cultural depletion more broadly – exacerbated by Mr. Zeitz’s decision to shutter the Company’s iconic headquarters in Milwaukee, Wisconsin and transition to a white-collar remote work environment.

Even more demoralizing for employees – especially for a manufacturing company – is that CEO Zeitz appears to be attempting to oversee the Company from locations in Santa Fe, New Mexico; London, UK; and rural Kenya. We believe Mr. Zeitz’s physical presence at any Harley-Davidson office or facility has been extremely minimal for some time.

Harley-Davidson’s dealership network is also demoralized. Dealers have suffered a significant decline in profitability, with dozens of dealers being forced to close their doors after decades in business. Dealer sentiment is near a decade-long low; and a large association of dealers submitted a letter effectively calling for Zeitz’s resignation, citing “Brand Mismanagement” and a “Destruction in Dealership Profitability.”14

Harley-Davidson’s customers have suffered from a decline in the collateral value of their motorcycles based on our research, which negatively impacts their ability to trade in their existing bike for a new one. The declining equity value of customers’ bikes stands in direct contrast to Zeitz’s stated goal to limit production and increase used bike values.

Finally, Harley-Davidson shareholders have suffered a $1.8 billion decline in equity value since Zeitz assumed the CEO role.15

While the Hardwire Plan’s failure to attain its targets or objectives is concerning, we are even more concerned by the Company’s lack of acknowledgment and awareness of these failures. In fact, the Company recently stated that it “Successfully executed the Hardwire Plan.”16

Based on his ill-founded belief that the Hardwire Plan has been a success, CEO Zeitz has recommended to H Partners that the Company appoint CFO Jonathan Root as his successor to ensure the continuity of the Hardwire Plan. To us, it is clear that meaningful change is necessary in order to break the vicious cycle of poor execution, underperformance and lack of accountability.

Harley-Davidson’s Long-Tenured Directors Have Overseen Significant Shareholder Value Destruction

Each member of the long-tenured cohort has an alarming record of shareholder value destruction. The Company’s TSR has underperformed the S&P 500 Index by -427%, -467% and -938%, respectively, over the board tenures of Mr. Zeitz, Mr. Linebarger and Ms. Levinson. Following 18, 17, and 29 years on the board, change is overdue.

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14 National Powersports Dealer Association Harley-Davidson Dealer Council letter, late summer 2024.

15 Bloomberg.

16 Company 8-K, filed with the SEC on April 10, 2025.

WE ARE CONCERNED WITH THE COMPANY’S POOR CORPORATE GOVERNANCE PRACTICES AND THE EXTREMELY LONG TENURE OF CERTAIN ENTRENCHED BOARD MEMBERS

We believe that Harley-Davidson shareholders should be troubled by the Company’s poor corporate governance practices and lack of ability to provide effective oversight.

We Find it Highly Concerning That the Three Longest-Tenured Board Members at Harley-Davidson Have Overlapped for 17 Years

We believe the nearly two-decade overlap among three members of the Board has rendered them unable to hold each other accountable for performance and raises serious questions about their independence. Furthermore, we believe that certain Harley-Davidson Board members lack a sense of urgency and focus, and are promoting a succession plan that is unacceptable to shareholders and may lead to continued value destruction.

We Are Concerned That the Combination of the CEO and Chairman Roles, a Presiding Director with an Excessively Long Tenure, and Shareholder-Unfriendly Corporate Governance Practices Have Allowed the Board and CEO Zeitz to Evade Accountability

Mr. Zeitz was a Director of the Company for nearly 13 years before being appointed CEO. During much of this time, the Board Chair and CEO roles were separated. However, when the Board appointed Mr. Zeitz as CEO in February 2020, they also altered the previous governance structure: they combined the roles of CEO and Board Chair for Mr. Zeitz and created the position of Presiding Director for Mr. Linebarger, who had already overlapped with Mr. Zeitz for 12 years on the Board at that time.17

We believe it is generally good governance to separate the roles of CEO and Chairman of the Board, but Mr. Zeitz was installed as both CEO and Chairman prior to our representative joining the Board. We believe that the Board’s current structure has excessively consolidated power into the hands of Messrs. Zeitz and Linebarger, and it has allowed for Mr. Zeitz to be insulated from accountability.

In addition, shareholders are effectively prohibited from seeking changes to the composition of the Board outside of annual meetings. Specifically, shareholders cannot act by written consent, can only remove directors for cause, cannot set the size of the Board, and cannot fill any vacancies on the Board unless the entire Board is removed. That being the case, annual meetings represent the only opportunity for shareholders to seek changes to the composition of the Board, which has helped the Board evade accountability to shareholders.

WE ARE CONCERNED THAT CEO COMPENSATION HAS BEEN MISALIGNED WITH SHAREHOLDER RETURNS

We believe shareholders should be concerned by CEO Zeitz’s unusually high base pay, which was negotiated before our representative joined the Board and which is unaligned with shareholder returns. Moreover, the manner in which Mr. Zeitz’s base pay is granted has differed markedly from the manner in which other Harley-Davidson leaders’ pay is granted.

Specifically, up until 2025, CEO Zeitz’s regular annual equity-based compensation consisted entirely of time-based RSUs, rather than the mix of RSUs and at-risk, incentive-based PSUs given to the rest of the leadership team. Mr. Zeitz has been effectively guaranteed to earn an average of $8 million per year – or over $40 million in total,18 excluding any compensation to be paid in 2025 – while shareholders have lost $1.8 billion under his tenure.19 The core structure of Mr. Zeitz’s seemingly misaligned compensation program was determined by a four-person Compensation Committee, including Mr. Linebarger and Ms. Levinson, before we joined the Board.

We are also concerned that the Company has averaged roughly 47% support for its say-on-pay proposal in the past three years.20 In addition, prominent proxy advisors have regularly recommended shareholders vote against the Company’s compensation programs over the past five years.

We strongly believe that executive compensation should be aligned with shareholder outcomes. In fact, H Partners was one of the strongest advocates behind the implementation of Harley-Davidson's Aspirational Incentive Program (“AIP”) in 2022,21 which provided management with an opportunity to earn significant equity grants if – and only if – certain aspirational targets were achieved. In accordance with how the AIP plan was structured, there has been zero payout to any executives under this program as they failed to achieve the stated targets.

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17 Company SEC filings.

18 Company SEC filings.

19 CapitalIQ.

20 Company SEC filings.

21 Company SEC filings.

WE BELIEVE MR. ZEITZ, MR. LINEBARGER, AND MS. LEVINSON SHOULD BE HELD ACCOUNTABLE FOR THE DESTRUCTION OF SHAREHOLDER VALUE

We question whether the current Board is willing and able to make the difficult decisions necessary to hold management or itself accountable, and whether it will be able to recruit a world-class public-company leader. We believe Harley-Davidson is one the world’s most valuable brands and has one of the world’s greatest communities. This iconic American manufacturer deserves leadership that will allow it to achieve its full potential. With the right leadership, alignment, and governance structures in place, we believe the Company can deliver substantial value for all of its many stakeholders.

In fact, to help reverse this worrying trend of value destruction at Harley-Davidson, we recruited a candidate who is a former public company CEO and who delivered significant outperformance over a long period of time in a relevant industry. While the current Board previously failed to reach majority support of this candidate, this candidate remains excited about the opportunity to repair and rebuild this great Company.

For the reasons set forth above, we are seeking your support to vote WITHHOLD on the election of Jochen Zeitz, Norman Thomas Linebarger, and Sara Levinson to the Board at the Annual Meeting. By voting WITHHOLD on the election of Jochen Zeitz, Norman Thomas Linebarger, and Sara Levinson, we believe shareholders will send a strong message to the Board that they are dissatisfied with the status quo and that meaningful changes to the Board are required to put the Company on the right path to value creation.

While we cannot be certain how the Board will respond if we are successful in soliciting our fellow shareholders to vote WITHHOLD on the elections of Jochen Zeitz, Norman Thomas Linebarger, and Sara Levinson, the Company has a director resignation policy in place for uncontested elections, whereby any director who does not receive votes “for” his or her election representing over 50% of the votes cast with respect to his or her election must promptly tender his or her resignation to the Board following certification of the shareholder vote. The incumbent director’s tendered resignation letter shall become effective sixty (60) days after the election vote is certified unless the reviewing directors decide to reject the resignation; the reviewing directors shall accept a tendered resignation unless they determine that there is a compelling reason or reasons to not accept the resignation, which the Company must disclose.

H Partners has experience utilizing such a withhold-type proxy contest as a referendum on failed leadership and as a tool to drive significant board reconstitution. We were previously successful in soliciting the stockholders of Tempur Sealy International, Inc. (“Tempur Sealy”) (n/k/a Somnigroup International, Inc.) to vote against the election of three directors at Tempur Sealy’s 2015 Annual Meeting of Stockholders, with the three targeted directors receiving “against” votes representing 77%, 86%, and 90% of the votes cast. Immediately following Tempur Sealy’s 2015 Annual Meeting of Stockholders, H Partners and Tempur Sealy reached an agreement calling for the immediate termination of the CEO, the resignation of the three targeted directors, and board representation for H Partners, among other things.

In closing, we believe your vote to WITHHOLD on the elections of Jochen Zeitz, Norman Thomas Linebarger, and Sara Levinson is critical as a referendum on the failure of the execution of Mr. Zeitz’s Hardwire Plan and certain members of the Board as stewards of shareholder value. Our proxy solicitation is effectively the only opportunity until the next annual meeting for you to vote in a manner to meaningfully express your dissatisfaction with the Company’s continued mismanagement and value destruction and the Board’s failure to hold management accountable for such repeated failures. If our proxy solicitation results in any directors failing to receive a majority of the votes cast for his or her election, then we believe it would clearly be inappropriate for any such director to continue to serve on the Board. The failure of the Board to accept any such tendered resignations that may result from the Annual Meeting would be an egregious violation of proper corporate governance in direct opposition to a clear mandate from shareholders.

PROPOSAL 1

ELECTION OF DIRECTORS

We believe that the terms of all eight (8) directors currently serving on the Board expire at the Annual Meeting. In addition, the Company has nominated an additional director for election at the Annual Meeting. For the reasons stated above, we are seeking your support at the Annual Meeting to vote “WITHHOLD” on the election of Jochen Zeitz, Norman Thomas Linebarger and Sara Levinson.

The Company has adopted a majority vote standard for the election of directors for uncontested elections. Since we are not proposing an alternate slate of directors, the election is considered to be uncontested despite our opposition to three of the Company Nominees. According to Section 2.08 of the By-Laws of the Company (the “Bylaws”), a majority of the votes cast at any meeting of the shareholders for the election of directors at which a quorum is present shall elect directors. A “majority of the votes cast” means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election, including any votes withheld. Therefore, a “WITHHOLD” vote is effectively a vote “against” a nominee. The Bylaws further provide that, if, in an election of directors that is not a contested election, neither an incumbent director nominated for election nor any successor to such incumbent is elected, such incumbent director shall promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The tendered resignation shall become effective 60 days following certification of the shareholder vote unless the resignation is rejected in accordance with the process and standard of review articulated in Section 2.08(b) of the Bylaws. The Nominating and Corporate Governance Committee of the Board will promptly consider the resignation of the incumbent director and recommend to the Board whether the Board should accept the tendered resignation or reject it. Absent a compelling reason for the director to remain on the Board, as determined by the Board in the exercise of its business judgment, the Board shall accept the tendered resignation of the incumbent director.

Accordingly, if we are successful in soliciting your support to vote “WITHHOLD” on the election of Jochen Zeitz, Norman Thomas Linebarger and Sara Levinson such that they receive more “withhold” votes on their election than votes “for” their election at the Annual Meeting, each of Jochen Zeitz, Norman Thomas Linebarger and Sara Levinson must tender their resignation to the Chairman of the Board for consideration by the Nominating and Corporate Governance Committee, which shall recommend to the Board whether the Board should accept the tendered resignation or reject it.

For the avoidance of doubt, even if Jochen Zeitz, Norman Thomas Linebarger and Sara Levinson are not re-elected to the Board at the Annual Meeting, if the remaining Company Nominees are re-elected at the Annual Meeting, they will constitute a majority of the Board. In addition, even if Jochen Zeitz, Norman Thomas Linebarger and Sara Levinson are not re-elected to the Board at the Annual Meeting and tender their respective resignations in accordance with the Bylaws, and the Board determines to accept such resignations, the Board may nonetheless re-appoint Jochen Zeitz, Norman Thomas Linebarger and Sara Levinson to the Board after the Annual Meeting under the Company’s Restated Articles of Incorporation (the “Charter”) and the Bylaws. Notwithstanding the foregoing, for the reasons set forth above, we urge shareholders to join us in voting “WITHHOLD” on the re-election of Jochen Zeitz, Norman Thomas Linebarger and Sara Levinson.

This Proxy Statement and the enclosed BLUE proxy card includes the ability to vote for all Company Nominees, including Troy Alstead, James Duncan Farley, Jr., Lori Flees, Allan Golston, Sara Levinson, Norman Thomas Linebarger, Rafeh Masood, Maryrose Sylvester and Jochen Zeitz. Please note, however, that the Company Nominees are not the nominees of H Partners and are the nominees of the Company. Because the Company Nominees are not H Partners’ nominees, they are not participants in this solicitation. We can provide no assurance that any of the Company Nominees will serve as directors if elected. The names, backgrounds and qualifications of the Company Nominees, and other information about them, can be found in the Company’s proxy statement.

IF YOU MARK FEWER THAN A TOTAL OF NINE (9) “FOR” OR “WITHHOLD” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, OUR BLUE PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED “WITHHOLD” ON ANY UNMARKED OPPOSED COMPANY NOMINEES AND “FOR” ANY UNMARKED UNOPPOSED COMPANY NOMINEES.

WE STRONGLY URGE YOU TO VOTE “WITHHOLD” ON THE ELECTION OF JOCHEN ZEITZ, NORMAN THOMAS LINEBARGER AND SARA LEVINSON ON THE ENCLOSED BLUE PROXY CARD AND INTEND TO VOTE OUR SHARES “WITHHOLD” ON THEIR ELECTION.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE ELECTION OF THE UNOPPOSED COMPANY NOMINEES AND INTEND TO VOTE OUR SHARES “FOR” THE UNOPPOSED COMPANY NOMINEES.

PROPOSAL 2

APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

As discussed in further detail in the Company’s proxy statement, the Company’s shareholders may approve, on a non-binding, advisory basis, the Company’s Named Executive Officer (“NEO”) compensation as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of SEC Regulation S-K. A description of the Company’s NEO compensation is discussed in further detail in the section titled “Compensation Discussion and Analysis” in the Company’s proxy statement.

According to the Company’s proxy statement, this proposal, commonly known as a “Say-on-Pay” proposal, is not intended to address any specific element of compensation; rather, the vote relates to the compensation of the Company’s NEOs as disclosed in the “Compensation Discussion and Analysis” section and the accompanying executive compensation tables and narrative discussion contained in the Company’s proxy statement.

As disclosed in the Company’s proxy statement, as this vote is advisory, it will not be binding on the Human Resources Committee of the Board, the Board, or the Company; however, the Human Resources Committee of the Board will carefully review the voting results and consider them when making future decisions regarding executive compensation.

According to the Company’s proxy statement, the votes cast “for” this proposal must exceed the votes cast “against” this proposal for approval of the compensation of the Company’s NEOs, assuming that a quorum is present. For purposes of determining the vote regarding this proposal, abstentions and broker non-votes do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of “votes cast.”

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE ADVISORY VOTE ON EXECUTIVE COMPENSATION AND INTEND TO VOTE OUR SHARES “ABSTAIN” ON THIS PROPOSAL.

PROPOSAL 3

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the Audit and Finance Committee of the Board is presenting its selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, to shareholders for ratification.

As disclosed in the Company’s proxy statement, if the shareholders do not ratify the engagement of Ernst & Young LLP at the Annual Meeting, then the Audit and Finance Committee of the Board will reconsider its selection of Ernst & Young LLP. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to shareholders’ questions and to make a statement, if they so desire.

According to the Company’s proxy statement, the votes cast “for” this proposal must exceed the votes cast “against” it. For purposes of determining the vote regarding this proposal, abstentions and broker non-votes do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of “votes cast.”

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025 AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

PROPOSAL 4

APPROVAL OF THE HARLEY-DAVIDSON, INC. 2025 DIRECTOR STOCK PLAN

As discussed in further detail in the Company’s proxy statement, the Company is seeking shareholder approval of the Harley-Davidson, Inc. 2025 Director Stock Plan (the “2025 Director Stock Plan”). The Board has approved the 2025 Director Stock Plan, subject to shareholder approval, to make an additional 350,000 shares available for issuance for future awards as of May 14, 2025. The Amended and Restated Harley-Davidson, Inc. Director Stock Plan was last approved by shareholders at the Company’s 2018 annual meeting of shareholders (the “2018 Plan”). The Company is asking shareholders to approve the 2025 Director Stock Plan, which increases the authorized share amount under the 2018 Plan.

As disclosed in the Company’s proxy statement, if shareholders approve the 2025 Director Stock Plan at the Annual Meeting, they would be approving an increase in the number of shares of Common Stock available for issuance by 350,000 shares, resulting in 400,769 shares available for issuance after that approval. If shareholders do not approve the 2025 Director Stock Plan at the Annual Meeting, then the number of shares available for issuance under the 2018 Plan will not increase and the remaining shares may not be sufficient to continue to provide competitive levels of equity compensation for the Company’s nonemployee directors.

According to the Company’s proxy statement, the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required for approval of the 2025 Director Stock Plan. For purposes of determining the vote regarding this proposal, abstentions and broker non-votes will have no impact on the vote.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE APPROVAL OF THE HARLEY-DAVIDSON, INC. 2025 DIRECTOR STOCK PLAN AND INTEND TO VOTE OUR SHARES “ABSTAIN” ON THIS PROPOSAL.

VOTING AND PROXY PROCEDURES

Shareholders are entitled to one vote for each share of Common Stock held of record on the Record Date with respect to each matter to be acted on at the Annual Meeting. Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Shareholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date. Based on publicly available information, H Partners believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the shares of Common Stock.

Shares of Common Stock represented by properly executed BLUE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted “WITHHOLD” on the election of each of Jochen Zeitz, Norman Thomas Linebarger and Sara Levinson and “FOR” the election of the Unopposed Company Nominees, “ABSTAIN” on the approval of the advisory vote on the compensation of the Company’s named executive officers, “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and “ABSTAIN” on the approval of the Harley-Davidson, Inc. 2025 Director Stock Plan, as described herein.

This Proxy Statement and the enclosed BLUE proxy card includes the ability to vote for all Company Nominees, including Troy Alstead, James Duncan Farley, Jr., Lori Flees, Allan Golston, Sara Levinson, Norman Thomas Linebarger, Rafeh Masood, Maryrose Sylvester and Jochen Zeitz. Please note, however, that the Company Nominees are not the nominees of H Partners and are the nominees of the Company. The names, backgrounds and qualifications of the Company Nominees, and other information about them, can be found in the Company’s proxy statement. We can provide no assurance that any of the Company Nominees will serve as directors if elected.

IF YOU MARK FEWER THAN A TOTAL OF NINE (9) “FOR” OR “WITHHOLD” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, OUR BLUE PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED “WITHHOLD” ON ANY UNMARKED OPPOSED COMPANY NOMINEES AND “FOR” ANY UNMARKED UNOPPOSED COMPANY NOMINEES.

VIRTUAL MEETING

The Company has disclosed that the Annual Meeting will take place in a virtual meeting format via live audio webcast. Shareholders will not be able to attend the Annual Meeting in person. You may only participate in the virtual meeting by visiting www.virtualshareholdermeeting.com/HOG2025 and using your control number found on your proxy card. We encourage you to access the Annual Meeting before the start time of 3:00 p.m., Central Daylight Time, on Wednesday, May 14, 2025. Please allow ample time for online check-in. For further information, please refer to the Company’s proxy statement.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. According to the Company’s proxy statement, a majority of the 123,703,389 shares of Common Stock outstanding on March 6, 2025 must be present, by virtual presence online or by proxy, to provide a quorum at the Annual Meeting.

Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).

If you are a shareholder of record, you must deliver your vote by mail, attend the Annual Meeting virtually and vote, vote by Internet or vote by telephone in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum. A “broker non-vote” occurs when a broker holding shares for a beneficial owner has discretionary authority to vote on “routine” matters brought before a shareholder meeting, but the beneficial owner of the shares fails to provide the broker with specific instructions on how to vote on any “non-routine” matters brought to a vote at the shareholder meeting. Under the rules governing brokers’ discretionary authority, if a shareholder receives proxy materials from or on behalf of both H Partners and the Company, then brokers holding shares in such shareholder’s account will not be permitted to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not. As a result, there would be no broker non-votes by such brokers. In such case, if you do not submit any voting instructions to your broker, then your shares will not be counted in determining the outcome of any of the proposals at the Annual Meeting, nor will your shares be counted for purposes of determining whether a quorum exists. However, if you receive proxy materials only from the Company, then brokers will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is Proposal 3 (the ratification of the selection of the Company’s independent registered public accounting firm). A broker will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. We urge you to instruct your broker about how you wish your shares to be voted.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ The Company has adopted a majority vote standard for uncontested elections. This means that the number of votes cast favoring each director nominee’s election must exceed 50% of the total number of votes cast with respect to each nominees’ election, including any votes withheld, for shareholders to elect such nominee. Therefore, a “withheld” vote is effectively a vote “against” a nominee. According to the Company’s proxy statement, broker non-votes will be disregarded in the calculation of the majority vote. Since we are not proposing an alternate slate of directors, the election is considered to be uncontested despite our opposition to three of the Company Nominees. Therefore, the standard for director elections will be by a “majority vote” as described herein. In a contested election, the required vote would be a plurality of votes cast.

The Bylaws set forth a resignation policy for uncontested elections, if neither an incumbent director nominated for election nor any successor to such incumbent is elected, such incumbent director shall promptly tender his or her resignation to the Chairman of the Board promptly following certification of the shareholder vote. The tendered resignation shall become effective sixty (60) days following certification of the shareholder vote unless the resignation is rejected in accordance with the terms of the Bylaws, and the Nominating and Corporate Governance Committee of the Board will promptly consider the resignation of the incumbent director and recommend to the Board whether the Board should accept the tendered resignation or reject it.

Advisory Vote on Executive Compensation ─ According to the Company’s proxy statement, votes cast “for” this proposal must exceed the votes cast “against” this proposal to approve the compensation of the Company’s NEOs. The Company has indicated that abstentions and broker non-votes do not constitute a vote “for” or “against” this proposal and will be disregarded in the calculation of “votes cast.”

Ratification of the Appointment of Independent Auditor ─ According to the Company’s proxy statement, the ratification of the selection of Ernst & Young LLP requires that the votes cast “for” this proposal must exceed the votes cast “against” it. The Company has indicated that abstentions and broker non-votes do not constitute a vote “for” or “against” this proposal and will be disregarded in the calculation of “votes cast.”

Vote on 2025 Director Stock Plan ─ According to the Company’s proxy statement, the approval of the 2025 Director Stock Plan requires the affirmative vote of a majority of the votes cast. The Company has indicated that abstentions and broker non-votes will have no impact on this proposal.

If you sign and submit your BLUE proxy card without specifying how you would like your shares voted, your shares will be voted “WITHHOLD” on the election of each of Jochen Zeitz, Norman Thomas Linebarger and Sara Levinson and “FOR” the election of the Unopposed Company Nominees, “ABSTAIN” the approval of the advisory vote on the compensation of the Company’s named executive officers, “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, “ABSTAIN” the approval of the Harley-Davidson, Inc. 2025 Director Stock Plan and in accordance with the discretion of the persons named on the BLUE proxy card with respect to any other matters that may be voted upon at the Annual Meeting.

REVOCATION OF PROXIES

Shareholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting virtually (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to H Partners in care of Saratoga at the address set forth on the back cover of this Proxy Statement or to the Company at 3700 West Juneau Avenue, Milwaukee, Wisconsin 53208 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to H Partners in care of Saratoga at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock entitled to be voted at the Annual Meeting. Additionally, Saratoga may use this information to contact shareholders who have revoked their proxies to vote “WITHHOLD” on the election of each of Jochen Zeitz, Norman Thomas Linebarger and Sara Levinson.

IF YOU WISH TO JOIN US IN VOTING “WITHHOLD” ON THE ELECTION OF JOCHEN ZEITZ, NORMAN THOMAS LINEBARGER AND SARA LEVINSON TO THE BOARD, PLEASE VOTE BY INTERNET, BY PHONE OR SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by H Partners. Proxies may be solicited by mail, facsimile, e-mail, in person and by advertisements.

H Partners has entered into an agreement with Saratoga for solicitation and advisory services in connection with this solicitation, for which Saratoga will receive a fee not to exceed $175,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Saratoga will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. H Partners will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. In addition, directors and officers of H Partners may solicit proxies in the normal course of their duties without any additional compensation. It is anticipated that Saratoga will employ approximately 20 persons to solicit shareholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by H Partners. Costs of this solicitation of proxies are currently estimated to be approximately $750,000 (including, but not limited to, fees for attorneys, solicitors and other advisors, and other costs incidental to the solicitation). H Partners estimates that through the date hereof its expenses in connection with this solicitation are approximately $1,500,000. H Partners may seek reimbursement from the Company of all expenses it incurs in connection with this solicitation. H Partners does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The members of H Partners are participants in this solicitation. The principal business of H Partners Management is investing in securities and managing certain affiliated funds. The principal occupation of Mr. Jaffer is serving as the managing member of H Partners Management.

The address of the principal office of each of the Participants is 888 Seventh Avenue, 29th Floor, New York, New York, 10019.

As of the date hereof, H Partners beneficially owned 11,300,000 shares of Common Stock.

Each of the Participants may be deemed to be members of a “group” with each other for the purposes of Section 13(d)(3) of the Exchange Act, and such group may be deemed to beneficially own the 11,300,000 shares of Common Stock beneficially owned in the aggregate by all of the Participants. Each Participant in this solicitation disclaims beneficial ownership of the shares of Common Stock he or it does not directly own. For information regarding purchases and sales of securities of the Company during the past two years by certain of the Participants, see Schedule I.

The shares of Common Stock beneficially owned by H Partners were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business) in open market purchases.

Except as otherwise set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his or its associates or immediate family members was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting; (xii) no Participant holds any positions or offices with the Company; (xiii) no Participant has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer, (xiv) no companies or organizations, with which any of the Participants has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company and (xv) there are no material proceedings to which any Participant or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

There are no material proceedings to which any Participant or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

OTHER MATTERS AND ADDITIONAL INFORMATION

H Partners is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which H Partners is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed BLUE proxy card will vote on such matters in their discretion.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of the document to you if you write to our proxy solicitor, Saratoga, at the address set forth on the back cover of this Proxy Statement, or call toll-free at (888) 368-0379. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the above address and phone number.

The information concerning the Company and the proposals in the Company’s proxy statement contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements. All information relating to any person other than the Participants is given only to our knowledge.

This Proxy Statement is dated April 28, 2025. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to shareholders shall not create any implication to the contrary.

SHAREHOLDER PROPOSALS

According to the Company’s proxy statement for the Annual Meeting, any shareholder who desires to include a proposal in the Company’s proxy materials for the Company’s 2026 annual meeting of shareholders (the “2026 Annual Meeting”) under Rule 14a-8 of the Securities Exchange Act of 1934, must ensure the Company receives the proposal by December 4, 2025.

A shareholder who otherwise intends to present business at the 2026 Annual Meeting must comply with the requirements set forth in the Charter as supplemented by the Bylaws. The Charter and Bylaws contain specific requirements with which a shareholder must comply. As further provided in the Company’s proxy statement, the Charter states that a shareholder must give written notice that complies with the Charter as supplemented by the Bylaws to the Company’s Corporate Secretary not less than 60 days before the date in 2026 corresponding to the date the Company released its proxy statement in connection with the Annual Meeting to its shareholders. Because the Company anticipated the mailing of the proxy statement in connection with the Annual Meeting on April 3, 2025, the Company must receive notice of a proposal for shareholders to consider at the 2026 Annual Meeting that a shareholder submits other than pursuant to Rule 14a-8 no later than February 2, 2026.

In addition to satisfying the foregoing requirements under the Charter and Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act no later than March 15, 2026.

The information set forth above regarding the procedures for submitting shareholder proposals for consideration at the 2026 Annual Meeting is based on information contained in the Company’s proxy statement for the Annual Meeting. The incorporation of this information in this Proxy Statement should not be construed as an admission by H Partners that such procedures are legal, valid or binding.

CERTAIN ADDITIONAL INFORMATION

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING BASED ON OUR RELIANCE ON RULE 14A-5(C) UNDER THE EXCHANGE ACT. THIS DISCLOSURE INCLUDES, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND DIRECTOR COMPENSATION, INFORMATION CONCERNING THE COMMITTEES OF THE BOARD AND OTHER INFORMATION CONCERNING THE BOARD, INFORMATION CONCERNING CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, INFORMATION ABOUT THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND OTHER IMPORTANT INFORMATION. SHAREHOLDERS ARE DIRECTED TO REFER TO THE COMPANY’S PROXY STATEMENT FOR THE FOREGOING INFORMATION, INCLUDING INFORMATION REQUIRED BY ITEM 7 OF SCHEDULE 14A WITH REGARD TO THE COMPANY’S NOMINEES. SHAREHOLDERS CAN ACCESS THE COMPANY’S PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS DISCLOSING THIS INFORMATION, WITHOUT COST, ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedule II attached hereto has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements.

________________

Your vote is important. No matter how many or how few shares of Common Stock you own, we urge you to vote “WITHHOLD” on the election of each of Jochen Zeitz, Norman Thomas Linebarger and Sara Levinson by marking, signing, dating and mailing the enclosed BLUE proxy card promptly.

H Partners Management, LLC

April 28, 2025

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale

Sale of Common Stock	(100,000)	05/03/2023
Sale of Common Stock	(385,000)	05/04/2023
Sale of Common Stock	(15,000)	05/15/2023
Sale of Common Stock	(125,000)	05/16/2023
Sale of Common Stock	(10,000)	05/31/2023
Purchase of Common Stock*	185,000	06/02/2023
Sale of Common Stock*	(75,000)	06/02/2023
Purchase of Common Stock*	75,000	06/02/2023
Sale of Common Stock*	(100,000)	08/02/2023
Purchase of Common Stock*	100,000	08/02/2023
Sale of Common Stock*	(75,000)	08/16/2023
Purchase of Common Stock*	75,000	08/16/2023
Sale of Common Stock*	(50,000)	10/04/2023
Purchase of Common Stock*	50,000	10/04/2023
Sale of Common Stock*	(50,000)	10/13/2023
Purchase of Common Stock*	50,000	10/13/2023
Sale of Common Stock*	(35,000)	10/24/2023
Purchase of Common Stock*	35,000	10/24/2023
Sale of Common Stock*	(75,000)	10/26/2023
Purchase of Common Stock*	75,000	10/26/2023
Sale of Common Stock*	(200,000)	11/03/2023
Purchase of Common Stock*	200,000	11/03/2023
Sale of Common Stock*	(50,000)	02/01/2024
Purchase of Common Stock*	50,000	02/01/2024
Sale of Common Stock*	(150,000)	05/10/2024
Purchase of Common Stock*	150,000	05/10/2024
Sale of Common Stock	(10,000)	05/29/2024
Sale of Common Stock	(190,000)	05/31/2024
Sale of Common Stock*	(225,000)	08/01/2024
Purchase of Common Stock*	225,000	08/01/2024
Sale of Common Stock	(300,000)	08/30/2024
Sale of Common Stock*	(50,000)	03/13/2025
Purchase of Common Stock*	50,000	03/13/2025

_____________________

* Represents an internal rebalancing trade.

I-1

SCHEDULE II

The following table is reprinted from the Company’s definitive proxy statement filed with the SEC on April 3, 2025.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise noted, the following table sets forth certain information, as of March 6, 2025, with respect to the ownership of our common stock by each Director nominee, our NEOs, all Director nominees and executive officers as a group, and each person or group of persons that we know to own beneficially more than 5% of our stock.

BENEFICIAL OWNERSHIP TABLE

	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES(2)		PERCENT OF CLASS	SHARES ISSUABLE UPON EXERCISE OF STOCK OPTIONS(3)	RESTRICTED STOCK UNITS(4)
Troy Alstead	35,203		*
Jared D. Dourdeville	See Note (6)		See Note (6)
James Duncan Farley, Jr.	22,629		*
Lori Flees	—		*
Allan Golston	48,754		*
Paul Krause	25,882		*		20,486
Jagdish Krishnan	28,129		*		23,354
Sara Levinson	71,901		*
Norman Thomas Linebarger	100,165		*
Rafeh Masood	24,010		*
Luke Mansfield	23,995		*		17,062
Jonathan Root	36,697		*		37,464
Maryrose Sylvester	21,844		*
Jochen Zeitz	681,065		*	189,350	294,845
All Director nominees and Executive Officers, as a Group (17 persons)	1,144,402	(6)	*	189,350	450,263
The Vanguard Group, Inc.	13,690,804	(5)	11.07%
H Partners Management, LLC	12,600,000	(6)	10.19%
BlackRock, Inc.	11,173,333	(7)	9.03%
FMR LLC	7,793,083	(8)	6.30%
Boston Partners	7,332,225	(9)	5.93%
Beutel, Goodman & Company Ltd	7,313,302	(10)	5.91%
Dimensional Fund Advisors LP	6,835,139	(11)	5.53%

*	The amount shown is less than 1% of the outstanding shares of our common stock.
(1)	Except as otherwise noted, all persons or groups have sole voting and dispositive power over the shares listed. In all cases, information regarding such power is based on information that the individual beneficial owners provide to us.
(2)	Includes, but is not limited to, shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 6, 2025 and shares of common stock held in our 401(k) Plan and our Dividend Reinvestment Plan as of March 6, 2025.
(3)	Includes only stock options exercisable within 60 days of March 6, 2025.
II-1

(4)	Amounts shown in this column are not included in the columns titled “Number of Shares” or “Percent of Class.” Amounts shown in this column represent restricted stock units (RSUs) that we awarded under our 2020 Incentive Stock Plan on February 9, 2022, February 9, 2023, and February 5, 2024. Each restricted stock unit represents a contingent right to receive one share of stock. One-third of the total number of units granted on each of February 9, 2022, February 9, 2023, and February 5, 2024, vest on each of the first three anniversaries of the date of grant. The RSUs are subject to forfeiture until vested. Further, the RSUs described in this footnote do not carry the right to vote. In each case, amounts are distributable in the form of shares of our common stock on a one-for-one basis; however, any distribution would not be within 60 days of March 6, 2025.
(5)	We derived the information from a Schedule 13G/A that The Vanguard Group, Inc., an investment adviser, filed with the Company and the SEC on June 10, 2024. As of May 31, 2024, The Vanguard Group, Inc. was deemed to be the beneficial owner of 13,690,804 shares and had sole voting power over zero shares, shared voting power over 71,081 shares, sole dispositive power over 13,474,839 shares and shared dispositive power over 215,965 shares. The Vanguard Group, Inc. is located at 100 Vanguard Blvd., Malvern, PA 19355.
(6)	We derived the information from a Schedule 13D/A that H Partners Management, LLC (H Partners) and Rahan Jaffer filed with the Company and the SEC on February 3, 2022. As of February 2, 2022, H Partners was deemed to be the beneficial owner over 12,600,000 shares and had sole voting power over zero shares, shared voting power over 12,600,000 shares, sole dispositive power over zero shares and shared dispositive power over 12,600,000 shares and Mr. Jaffer was deemed to be the beneficial owner over 12,600,000 shares and had sole voting power over zero shares, shared voting power over 12,600,000 shares, sole dispositive power over zero shares and shared dispositive power over 12,600,000 shares. The address for the reporting persons is H Partners Management, LLC, 888 7th Avenue, 29th Floor, New York, NY 10019. Mr. Dourdeville, a Partner at H Partners, may be deemed to have voting and dispositive power with respect to certain of these shares. Mr. Dourdeville disclaims beneficial ownership of these shares. Mr. Dourdeville does not have beneficial ownership of any Company shares directly.
(7)	We derived the information from a Schedule 13G/A that BlackRock, Inc. filed with the Company and the SEC on January 25, 2024. As of December 31, 2023, BlackRock, Inc. was deemed to be the beneficial owner of 11,173,333 shares and had sole voting power over 10,854,319 shares, shared voting power over zero shares, sole dispositive power over 11,173,333 shares and shared dispositive power over zero shares. BlackRock, Inc. is located at 50 Hudson Yards, New York, NY 100001.
(8)	We derived the information from a Schedule 13G that FMR LLC, an investment adviser, filed with the Company and the SEC on February 9, 2024. As of December 29, 2023, FMR LLC was deemed to be the beneficial owner of over 7,793,083 shares and had sole voting power over 7,718,470 shares, shared voting power over zero shares, sole dispositive power over 7,793,083 shares and shared dispositive power over zero shares. The address for the reporting persons is 245 Summer Street, Boston, Massachusetts 02210.
(9)	We derived the information from a Schedule 13G/A that Boston Partners filed with the Company and the SEC on November 14, 2024. As of September 30, 2024, Boston Partners was deemed to be the beneficial owner over 7,332,225 shares and had sole voting power over 5,770,579 shares, shared voting power over zero shares, sole dispositive power over 7,332,225 shares and shared dispositive power over zero shares. The address for the reporting persons is Boston Partners, One Beacon Street 30th Floor, Boston, MA 02108.
(10)	We derived the information from a Schedule 13G that Beutel, Goodman & Company Ltd., an investment adviser, filed with the Company and the SEC on January 9, 2023. As of December 31, 2022, Beutel, Goodman & Company Ltd. was deemed to be the beneficial owner of over 7,316,927 shares and had sole voting power over 7,313,302 shares, shared voting power over zero shares, sole dispositive power over 7,316,927 shares and shared dispositive power over zero shares. The address for the reporting persons is 20 Eglinton Ave. W., Suite 2000, Toronto, Ontario, M4R 1K8, Canada.
(11)	We derived the information from a Schedule 13G that Dimensional Fund Advisors LP filed with the Company and the SEC on January 23, 2025. As of December 31, 2024, Dimensional Fun Advisors LP was deemed to be the beneficial owner over 6,835,139 shares and had sole voting power over 6,681,939 shares, shared voting power over zero shares, sole dispositive power over 6,835,139 shares and shared dispositive power over zero shares. The address for the reporting persons is 6300 Bee Cave Road, Building One, Austin, TX 78746.

II-2

IMPORTANT

Tell the Board what you think! Your vote is important. No matter how many shares of Common Stock you own, please give H Partners your proxy to vote WITHHOLD on the election of Jochen Zeitz, Norman Thomas Linebarger and Sara Levinson, and in accordance with H Partners’ recommendations on the other proposals on the agenda for the Annual Meeting by taking the following steps:

●	SIGNING the enclosed BLUE proxy card;

●	DATING the enclosed BLUE proxy card; and

●	MAILING the enclosed BLUE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States);

•	VOTING BY INTERNET at www.cesvote.com using the unique “control number” and following the instructions that appear on your BLUE proxy card at any time prior to 12:00 p.m., Eastern Daylight Time, on May 14, 2025; or

•	VOTING BY PHONE by calling (888) 693-8683 at any time prior to 12:00 p.m., Eastern Daylight Time, on May 14, 2025.

You may vote your shares virtually at the Annual Meeting; however, even if you plan to attend the Annual Meeting virtually, we recommend that you submit your BLUE proxy card by mail by the applicable deadline so that your vote will still be counted if you later decide not to attend the Annual Meeting. If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed BLUE voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Saratoga at the address set forth below.

If you have any questions, require assistance in voting your BLUE proxy card,

or need additional copies of H Partners’ proxy materials,

please contact Saratoga at the phone numbers listed below.

520 8th Avenue, 14th Floor

New York, NY 10018

(212) 257-1311

Shareholders call toll-free at (888) 368-0379
Email: info@saratogaproxy.com

BLUE PROXY CARD

HARLEY-DAVIDSON, INC.

2025 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF H PARTNERS MANAGEMENT, LLC AND THE OTHER PARTICIPANTS IN ITS SOLICITATION

THE BOARD OF DIRECTORS OF HARLEY-DAVIDSON, INC.
IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

The undersigned appoints Rehan Jaffer, Andrew Freedman and John Ferguson, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Harley-Davidson, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2025 annual meeting of shareholders of the Company scheduled to be held virtually (via live audio webcast) on May 14, 2025 at 3:00 p.m., Central Daylight Time, at www.virtualshareholdermeeting.com/HOG2025 (including any adjournments, postponements or continuations thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to H Partners Management, LLC (together with the other participant in its solicitation, “H Partners”) a reasonable time before this solicitation. Each of the proposals included on this BLUE proxy card have been proposed by the Company. None of the proposals included on this BLUE proxy card are conditioned on the approval of any other proposal.

SHAREHOLDERS ARE ADVISED THAT THE COMPANY NOMINEES ARE NOT THE NOMINEES OF H PARTNERS. BECAUSE THE COMPANY NOMINEES ARE NOT H PARTNERS’ NOMINEES, THEY ARE NOT PARTICIPANTS IN THIS SOLICITATION.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “WITHHOLD” ON THE ELECTION OF EACH OF JOCHEN ZEITZ, NORMAN THOMAS LINEBARGER AND SARA LEVINSON AND “FOR” THE ELECTION OF THE REMAINING COMPANY NOMINEES, “ABSTAIN” ON PROPOSAL 2, “FOR” PROPOSAL 3, AND “ABSTAIN” ON PROPOSAL 4.

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with H Partners’ solicitation of proxies for the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

BLUE PROXY CARD

[X] Please mark vote as in this example

H PARTNERS STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE “WITHHOLD” ON THE ELECTION OF JOCHEN ZEITZ, NORMAN THOMAS LINEBARGER AND SARA LEVINSON AND MAKES NO RECOMMENDATION WITH RESPECT TO THE ELECTION OF THE COMPANY’S OTHER NOMINEES.

IF YOU MARK FEWER THAN A TOTAL OF NINE (9) “FOR” OR “WITHHOLD” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, THIS PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED “WITHHOLD” ON ANY UNMARKED COMPANY NOMINEES OPPOSED BY H PARTNERS AND “FOR” ANY UNMARKED COMPANY NOMINEES UNOPPOSED BY H PARTNERS.

1.	To elect nine directors to the Board of Directors.

H PARTNERS STRONGLY RECOMMENDS YOU VOTE “WITHHOLD” ON THE ELECTION OF THE FOLLOWING THREE COMPANY NOMINEES

COMPANY NOMINEES OPPOSED BY H PARTNERS	FOR	WITHHOLD
A) Jochen Zeitz	☐	☐
B) Norman Thomas Linebarger	☐	☐
C) Sara Levinson	☐	☐

H PARTNERS MAKES NO RECOMMENDATION ON THE FOLLOWING SIX NOMINEES

COMPANY NOMINEES UNOPPOSED BY H PARTNERS	FOR	WITHHOLD
D) Troy Alstead	☐	☐
E) James Duncan Farley, Jr.	☐	☐
F) Lori Flees	☐	☐
G) Allan Golston	☐	☐
H) Rafeh Masood	☐	☐
I) Maryrose Sylvester	☐	☐

H PARTNERS MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSALS 2, 3 AND 4

2.	To vote on the Company’s proposal to approve, by advisory vote, the company of the Company’s Named Executive Officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To vote on the Company’s proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To vote on the Company’s proposal to approve the Harley-Davidson, Inc. 2025 Director Stock Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

BLUE PROXY CARD

DATED: ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

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(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.